EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103489, 333-111997, 333-56438, 333-87223) and Form S-3 (333-116036) of Veritas DGC Inc. of our report dated October 10, 2005 relating to the financial statements, financial statement schedule, managements assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

October 10, 2005